                                                              EXHIBIT (d)(7)(ii)

                    SECOND AMENDMENT TO SUB-ADVISER AGREEMENT

                                ING EQUITY TRUST

         This Second Amendment, effective as of September 1, 2003, amends the Sub-Adviser Agreement (the "Agreement") dated the 9th day of May, 2001, as amended, between ING Investments, LLC, an Arizona limited liability company (the "Manager") and Aeltus Investment Management, Inc., a Connecticut corporation (the "Sub-Adviser") with regards to ING Principal Protection Fund, ING Principal Protection Fund II, ING Principal Protection Fund III, ING Principal Protection Fund IV, ING Principal Protection Fund V, ING Principal Protection Fund VI, ING Principal Protection Fund VII, ING Principal Protection Fund VIII and ING Principal Protection Fund IX, each a Series of ING Equity Trust.

                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 1, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1.       The following Section 10 is hereby inserted between existing
Section 9 and Section 10:

                  10. Non-Exclusivity. The services of the Sub-Adviser to the Series and the Fund are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Fund concerning transactions in securities or other assets for any investment portfolio of the Fund, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

         2. Each Section number and applicable references to each Section following the inserted Section 10 above, will increase numerically by one (i.e., Section 13 will be Section 14, etc.).

         3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         4. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                              ING INVESTMENTS, LLC

                                              By: /s/ Michael J. Roland
                                                  ----------------------------
                                                  Michael J. Roland
                                                  Executive Vice President

                                              AELTUS INVESTMENT MANAGEMENT, INC.

                                              By: /s/ Michael Gioffre
                                                  ------------------------------
                                                  Name:  Michael Gioffre
                                                  Title: Senior Vice President

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

        SERIES*                                   ANNUAL SUB-ADVISER FEE
        -------                                   ----------------------
ING Principal Protection Fund         Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund II      Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund III     Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund IV      Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund V       Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund VI      Offering Phase                              0.1250%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

ING Principal Protection Fund VII     Offering Phase                              0.1125%
                                      Guarantee Period                            0.3600%
                                      Index Plus LargeCap Period                  0.2700%

*This Schedule A to the Sub-Adviser Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.

     SERIES*                                      ANNUAL SUB-ADVISER FEE
     -------                                      ----------------------
ING Principal Protection Fund VIII       Offering Phase                    0.1125%
                                         Guarantee Period:

                                            -   Equity Component           0.3600%
                                            -   Fixed Component            0.2475%
                                            -   ETF & Futures Strategy
                                                in lieu of Equity Strategy 0.2475%
                                         Index Plus LargeCap Period        0.2700%

ING Principal Protection Fund IX         Offering Phase                    0.1125%
                                         Guarantee Period:

                                            -   Equity Component           0.3600%
                                            -   Fixed Component            0.2475%
                                            -   ETF & Futures Strategy
                                                in lieu of Equity Strategy 0.2475%
                                         Index Plus LargeCap Period        0.2700%

*This Schedule A to the Sub-Adviser Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.